Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

TO TENDER SHARES OF BENEFICIAL INTEREST

IN

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 20, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your shares but:

●	Your certificates for the shares are not immediately available or cannot be delivered to the Depositary by the Expiration date;
●	You cannot comply with the procedure for book-entry transfer by the Expiration Date; or
●	Your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you may still tender shares if you comply with the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, hand delivery, overnight courier or facsimile transmission (for eligible institutions only) prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated February 17, 2015 (the “Offer to Purchase”).

Deliver to:

By Overnight Courier: Computershare Trust Company, N.A. Attention: Corporate Actions 250 Royal Street Suite V Canton, Massachusetts 02021	By Mail: Computershare Trust Company, N.A. Attention: Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011

Fax line for eligible institutions only: (617) 360-6810

To confirm fax for eligible institutions only: (781) 575-2332

For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to First Real Estate Investment Trust of New Jersey will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear on the applicable space provided in the signature box on the Letter of Transmittal.

2

Ladies and Gentlemen:

The undersigned hereby tenders to First Real Estate Investment Trust of New Jersey (the “Company”) on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated February 17, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of beneficial interest in the Company (the “Shares”) listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of shares to be tendered: ________ Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

ODD LOTS

(See Instruction 13)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box)

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

3

CONDITIONAL TENDER

(See Instruction 12)

A tendering shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: __________ Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box.
☐	The tendered Shares represent all Shares held by the undersigned.

4

PLEASE SIGN ON THIS PAGE

Signature(s):

X
X

Name(s) of Record Holder(s):

(Please print)
Address(es):

(Include Zip Code)

Certificate Number(s) (If Available):

Dated:	20

Area Code and Telephone Number(s):

Check box if shares will be tendered by book-entry transfer: ☐
Name of Tendering Institution:
Account Number of Book-Entry Transfer Facility:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

5

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

Name of Firm:
Authorized Signature:
Name:
(Please Print or Type)
Title:
Address:
Zip Code:
Area Code and Telephone No.:
Date:

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE:	DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

6